Exhibit 99.1

Quepasa and myYearbook Announce Merger Agreement

Accretive combination creates leading global platform for social discovery with 70+ million registered users, 2.2 million mobile app installs, 11.5 million mobile game installs, and 2.1 million social game installs

WEST PALM BEACH, FL – July 20, 2011 –Today Quepasa Corporation (NYSE Amex: QPSA), owner of popular Latino social network Quepasa.com and cross-platform social game development studio Quepasa Games, announced that it has executed a definitive agreement to merge with Insider Guides, Inc., DBA myYearbook, the best place to meet new people on the web or mobile device, for $100 million, comprised of approximately $82 million in Quepasa common stock and approximately $18 million in cash.  For further information on the merger consideration, see the Form 8-K filed by Quepasa with the Securities and Exchange Commission today.

“With this merger, we intend to create nothing less than the public market leader in social discovery,” noted Quepasa CEO, John Abbott.  “Combination with myYearbook nearly doubles the size of Quepasa’s existing user base while positioning the new company for significantly higher growth in mobile and social games, advertising, and virtual currency. The myYearbook team is product-oriented and hungry to continue building innovative products at the convergence of social and mobile. We expect the scale of this combination to enable a new class of investor in Quepasa. We believe myYearbook’s proven track record in monetization and engagement will fuel significant future growth.”

Over the past 12 months, myYearbook has experienced rapid growth in users and in mobile traffic. With over 1 billion page views on mobile platforms and 1.2 billion page views on the web each month, myYearbook is one of the largest media properties in the US. It is also the #1 web site in the comScore Teens category with more visits, minutes, and pageviews than any other site in the category. By emphasizing social discovery, focusing on the people users want to know rather than the people they already know, the service has built a large and growing user base, especially in the teen and young adult demographic. In 2010, myYearbook generated $23.7 million in revenue, up 53% year-over-year, and EBITDA of $4.9 million, up 315% year-over-year.

“We are thrilled to bring our vision of social discovery to a global audience through combination with Quepasa,” noted Geoff Cook, CEO of myYearbook. “Meeting new people is now -- and has always been -- one of the Internet’s core activities. This combination creates the scale needed to build the #1 player in social discovery. What excites me most about this opportunity is applying myYearbook’s platform for monetization and engagement to Quepasa’s fast-growing markets while also doubling the size of our development team to execute against an aggressive product pipeline focused on social, mobile, and virtual currency.”

Key highlights of the combined business include:

1.	Consolidated TTM Revenues and EBITDA of $33.6 million and $5.9 million, respectively, as of the twelve months ended March 31, 2011;

2.	4 billion monthly advertising impressions with 1 billion on mobile and 3 billion on the web as of June, 2011;

3.
Total registered web users of 70.9 million, 2.2 million mobile installs (1.4 million on Android and 800 thousand on iPhone), 11.5 million mobile game installs, 2.1 million social game installs and monthly page views of 2.4 billion in June, 2011;

4.	Dramatic mobile growth from 2% of daily myYearbook users logging in on a mobile device in January, 2010 to 40% of daily users logging in on a mobile device in June, 2011;

5.	Successful mobile platform to be leveraged across Latin America, the United States, and other geographies;

6.	Experienced social media team of 200+ people with 100+ engineers/product and 23 in Sales group;

7.	Quepasa Games’ social game IP creates vertically integrated, high-margin social gaming revenue stream for myYearbook;

8.	Vibrant virtual currency which accounts for one-quarter of myYearbook revenue;

9.	Highly complementary mix of cross-platform advertising products, including Quepasa Social Contests and myYearbook Social Theater

Following the completion of the merger, which is expected in the fourth quarter of 2011, subject to certain closing considerations described in the Merger Agreement, Geoff Cook will serve as Chief Operating Officer of Quepasa Corporation and President of its Consumer Internet Division while joining the company’s Board of Directors. Current myYearbook Board members, Rick Lewis, a Partner at myYearbook investor U.S. Venture Partners, and Terry Herndon, angel investor, will also join the Quepasa Board. Together with Geoff Cook, the myYearbook designees to the Quepasa Board represent the three largest shareholders in myYearbook.

Merger Conference Call
Quepasa will hold a conference call today at 9:00 am ET to discuss the merger.  Listeners may access the conference call live through the following numbers: TOLL-FREE at 1-888-846-5003 or TOLL/ INTERNATIONAL at 1-480-629-9856, or via webcast at http://www.talkpoint.com/viewer/starthere.asp?Pres=136212.  A slide presentation will accompany the call and can also be viewed at http://www.talkpoint.com/viewer/starthere.asp?Pres=136212.

A replay will be available at TOLL-FREE 1-877-870-5176 or TOLL/INTERNATIONAL at 1-858-384-5517 from:  07/20/2011 @ 12:00 pm Eastern Time To: 08/20/2011 @ 11:59 pm Eastern Time, Replay Pin Number:  4458363.

About Insider Guides and myYearbook.com
myYearbook makes meeting new people fun and easy online and on your mobile phone. myYearbook combines innovative social games, virtual goods, social applications, and a robust virtual currency called "Lunch Money" to facilitate introductions and break the ice. myYearbook started in a single high school in 2005 and has grown to over 32.7 million members worldwide. For more information please visit www.myYearbook.com or install the myYearbook app on iPhone or Android.

About Quepasa Corporation
Quepasa Corporation (NYSE Amex: QPSA) is a social media technology company which owns Quepasa.com, the leading online social network and game platform for the Latino community, Quepasa Games, a cross platform social game development studio, and Quepasa DSM, a cross platform social advertising and contest platform.  Quepasa.com provides fun, interactive, and easy to use social tools, and rich multimedia content in English, Spanish and Portuguese to embrace Latinos everywhere, and empower them to connect online, compete in contests and games and share their interests, ideas, and activities. Quepasa is headquartered in West Palm Beach, Florida with offices in Miami, Los Angeles, Scottsdale, Hermosillo, Mexico, and Curitiba, Brazil.  For more information about the company, go to www.quepasacorp.com, or join for free at www.Quepasa.com.

Cautionary Note Regarding Forward Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained herein, including statements regarding the proposed merger with myYearbook, the benefits of the merger, creating the public market leader in social discovery, Quepasa’s future growth, our having the scale to build the #1 player in social discovery and the closing of the merger, our future financial performance, our liquidity, our business strategy and the plans and objectives of management for future operations, are forward-looking statements.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Important factors that could cause actual results to differ from those in the forward-looking statements include: the possibility that the anticipated benefits from the merger will not be realized, or will not be realized within the expected time period; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions including the failure of Quepasa shareholders to approve the issuance of the shares pursuant to the merger and the failure of the shareholders of Insider Guides to approve the merger; the risk that the Quepasa and myYearbook businesses will not be integrated successfully; and disruption from the merger making it more difficult to maintain business and operational relationships. Further information on our risk factors is contained in our filings with the SEC, including our Form 10-K for the year ended December 31, 2010.  Any forward-looking statement made by us herein speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy Quepasa’s securities or the solicitation of any shareholder vote or approval.  This communication is being made in respect of the proposed transaction involving Quepasa and Insider Guides.  In connection with the proposed transaction, Quepasa will be filing documents with the SEC, including a registration statement on Form S-4 that will include a proxy statement and prospectus of Quepasa.  Before making any voting or investment decision, investors and stockholders are urged to read carefully the proxy statement and prospectus regarding the proposed transaction and any other relevant documents filed by Quepasa with the SEC when they become available because they will contain important information about the proposed transaction.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Quepasa’s website at www.quepasacorp.com under the heading “Investors” and then under the link “SEC Filings” and from Quepasa by directing a request to Quepasa at Quepasa Corporation, 324 Datura Street, Suite 114, West Palm Beach, FL 33401, Attention: Investor Relations.

Quepasa and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  You can find information about Quepasa’s directors and executive officers in its definitive proxy statement filed with the SEC on April 14, 2011. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Quepasa using the contact information above.

Company Contacts:
Atomic PR for myYearbook
Tammy Chan, 212-699-3646
tammy@atomicpr.com

E. Brian Harvey, Vice President of Capital Markets and Investor Relations
Quepasa Corporation
Tel (310) 801-1719
brian.harvey@quepasacorp.com